RIGHTS AGREEMENT

     AGREEMENT, dated as of October 29, 1996, between CILCORP Inc., an Illinois corporation (the "Company"), and Continental Stock
Transfer & Trust Company (the "Rights Agent").

                           W I T N E S S E T H:

     WHEREAS, on October 29, 1996, the Board of Directors of the Company (i) authorized and declared a dividend of one right (a "Right") for each share of the common stock, without par value, of the Company (the "Common Stock") outstanding as of the close of business on November 12, 1996 (the "Record Date"), each Right representing the right to purchase, on the terms and conditions contained herein, one one-hundredth of a share (subject to adjustment) of Series R Preferred Stock, without par value, of the Company (the "Series R Preferred Stock") having the rights and preferences set forth on Exhibit A attached hereto, and (ii) further authorized the issuance of one Right (subject to adjustment) with respect to each share of Common Stock of the Company that shall become outstanding (whether originally issued or delivered from the Company's treasury) between the Record Date and the Distribution Date (as such term is hereinafter defined) and in certain circumstances thereafter;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereby agree as follows:

     Section 1.     Certain Definitions.  For purposes of this
Agreement, the following terms have the meanings indicated:

          1.1 "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the shares of Common Stock of the Company then outstanding, but an "Acquiring Person" shall not include an Exempt Person (as such term is hereinafter defined). Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of shares of Common Stock by (i) the Company which, by reducing the number of such shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Stock of the Company then outstanding; provided, however, that if a Person (other than an Exempt Person) and any Affiliate or Associate of such Person shall become the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock of the Company, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person", then such Person shall not be deemed an "Acquiring Person" for any purposes of this Agreement unless and until such Person shall again become an "Acquiring Person".

          1.2 "Adjustment Shares" shall have the meaning set forth in subsection 11.1(b) hereof.

          1.3 "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

          1.4 A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

               (a)  which such Person or any of such Person's
     Affiliates or Associates beneficially owns, directly or indirectly;

               (b) which such Person or any of such Person's Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase, payment or exchange; or (ii) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this clause (ii) if the agreement, arrangement or understanding to vote such security: (A) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act, and (B) is not also then reportable by such Person on
     Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (c) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in clause (b)(ii) of this subsection 1.4) or disposing of any securities of the Company.

Notwithstanding anything in this subsection 1.4 to the contrary, a Person engaged in the business of underwriting securities shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any securities acquired in good faith in a bona fide firm commitment underwriting of such securities pursuant to an underwriting agreement with the Company until the expiration of such period of time as shall be determined by the Board of Directors.

          1.5 "Board of Directors" shall mean the Board of Directors of the Company.

          1.6 "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the States of New York or Illinois are authorized or obligated by law or executive order to close.

          1.7  "close of business" on any given date shall mean
5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

          1.8 "Common Stock" when used with reference to the Company shall mean the common stock, without par value per share, of the Company. "Common Stock" when used with reference to any Person other than the Company which is organized in corporate form shall mean the capital stock or other equity security with the greatest per share voting power of such Person. "Common Stock" when used with reference to any Person which is not organized in corporate form shall mean units of beneficial interest which represent the right to participate in profits, losses, deductions and credits of such Person and which shall be entitled to exercise the greatest voting power per unit of such Person.

          1.9 "Common Stock equivalents" shall have the meaning set forth in subsection 11.1(c) hereof.

          1.10 "Current Market Price" shall have the meaning set forth in subsection 11.4 hereof.

          1.11 "Current Value" shall have the meaning set forth in subsection 11.1(c) hereof.

          1.12 "Distribution Date" shall have the meaning set forth in subsection 3.1 hereof.

          1.13 "equivalent Series R Preferred Stock" shall have the meaning set forth in subsection 11.2 hereof.

          1.14 "Exchange Act" shall have the meaning set forth in subsection 1.3 hereof.

          1.15 "Exchange Ratio" shall have the meaning set forth in subsection 23.2(a) hereof.

          1.16 "Exempt Person" shall mean the Company, any Subsidiary of the Company, any employee benefit plan (including any employee stock plan) of the Company or of any Subsidiary of the Company, or any person or entity organized, appointed, established or holding Common Stock of the Company for or pursuant to the terms of any such plan.

          1.17 "Expiration Date" shall have the meaning set forth in subsection 7.1 hereof.

          1.18 "Person" shall mean any individual, firm, corporation, partnership or other entity.

          1.19 "Principal Party" shall have the meaning set forth in subsection 13.2 hereof.

          1.20 "Purchase Price" shall have the meaning set forth in subsection 4.1 hereof.

          1.21 "Redemption Price" shall have the meaning set forth in subsection 23.1(a) hereof.

          1.22 "Securities Act" shall mean the Securities Act of
1933, as amended.

          1.23 "Stock Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

          1.24 "Subsection 11.1(b) Event" shall mean any event described in subsection 11.1(b) hereof.

          1.25 "Subsection 11.1(b) Trigger Date" shall have the meaning set forth in subsection 11.1(c) hereof.

          1.26 "Subsection 13.1 Event" shall mean any event described in clause (a), (b) or (c) of subsection 13.1 hereof.

          1.27 "Subsidiary" of any Person shall mean any corporation or other entity (a) of which securities or other ownership interest having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, or (b) the power to control or direct the management of which is exercised or exercisable, directly or indirectly, by such Person.

          1.28 "Substitution Period" shall have the meaning set forth in subsection 11.1(c) hereof.

          1.29 "Trading Day" shall have the meaning set forth in subsection 11.4(a) hereof.

          1.30 "Triggering Event" shall mean any Subsection 11.1(b) Event or Subsection 13.1 Event.

     Any determination required by the definitions contained in this Section 1 shall be made by the Board of Directors in its good faith judgment, and any such determination shall be final and binding on the Rights Agent and the holders of the Rights.

     Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

     Section 3.     Issue of Right Certificates.

          3.1  Until the close of business on the date (the
"Distribution Date") which is the earlier of:

               (a)  the tenth day after the Stock Acquisition
     Date, or

               (b) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement of, or the first public announcement of the intent to commence, a tender or exchange offer by any Person (other than an Exempt Person), if upon successful consummation thereof, such Person would be the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding, (including any such date which is after the date of this Agreement and prior to the issuance of the Rights),

(i) the Rights will be evidenced (subject to the provisions of subsection 3.2 hereof) by the certificates for the Common Stock registered in the names of the holders thereof (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (ii) each Right will be transferable only in connection with the transfer of an underlying share (subject to adjustment as hereinafter provided) of Common Stock (including a transfer to the Company); provided that if the Distribution Date would be prior to the Record Date, the Record Date shall be the Distribution Date, and provided, further, that if a tender or exchange offer referred to in clause (b) above is canceled or withdrawn prior to the Distribution Date, such offer shall be deemed, for purposes of this Agreement, never to have been made. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a right certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each share of Common Stock so held. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to subsection 11.16 hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with subsection 14.1 hereof) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

          3.2 As soon as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Series R Preferred Stock, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Stock outstanding as of the Record Date, until the Distribution Date (or, if earlier, the Expiration Date), the Rights will be evidenced by such Common Stock certificates registered in the names of the holders thereof. Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any certificate for Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the surrender for transfer of the Rights associated with the Common Stock represented thereby.

          3.3 Rights shall be issued in respect of all shares of Common Stock that become outstanding after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date and, in certain circumstances provided for in Section 22 hereof, may be issued in respect of shares of Common Stock that become outstanding after the Distribution Date. Common Stock certificates issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date (or, in certain circumstances as provided in Section 22 hereof, after the Distribution Date), shall bear the following legend:

          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement dated as of October 29, 1996 between CILCORP Inc. and
          Continental Stock Transfer & Trust Company as
          Rights Agent (as such Agreement may be amended from time to time, the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of CILCORP Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. CILCORP Inc. will mail or cause to be mailed to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.
          Under certain circumstances as provided in the Rights Agreement, Rights issued to or beneficially owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) or any subsequent holder of such Rights may become null and void.

With respect to such certificates containing the foregoing legend, until the earlier of the Distribution Date or the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the surrender for transfer of the Rights associated with the Common Stock represented thereby. In the event that the Company purchases or acquires any shares of Common Stock after the Record Date but prior to the Distribution Date (or, in certain circumstances provided in Section 22 hereof, after the Distribution
Date), any Rights associated with such shares of Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock which are no longer outstanding.

     Section 4.     Form of Right Certificates.

          4.1 The Right Certificates (and the forms of election to exercise and of assignment to be printed on the reverse thereof), when, as and if issued, shall each be substantially in the form attached hereto as Exhibit B and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates, whenever issued, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase one one-hundredth (1/100) of one share of Series R Preferred Stock, or other securities or property as provided herein, as the same may from time to time be adjusted as provided herein, at the price per one one-hundredth of a share set forth therein, as the same may from time to time be adjusted as provided herein (the "Purchase Price").

          4.2 Notwithstanding any other provision of this Agreement, any Right Certificate that represents Rights beneficially owned by: (a) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (b) a transferee of an Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (c) a transferee of an Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such pursuant to either (i) a transfer (whether or not for consideration) from the Acquiring Person to or on behalf of holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (ii) a transfer (whether or not for consideration) which the Board of Directors has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of subsection 7.5 hereof, and any Right Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall bear (to the extent feasible and reasonably identifiable as such) the following legend:

          The Rights represented by this Right
          Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring
          Person (as such terms are defined in the Rights Agreement). Accordingly, this Right
          Certificate and the Rights represented hereby may become void in the circumstances specified in subsection 7.5 of the Rights Agreement.

     Section 5.     Countersignature and Registration.

          5.1 The Right Certificates shall be executed on behalf of the Company by its Chief Executive Officer, its President, any Vice President, or its Treasurer, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificate had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

          5.2 Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the certificate number and the date of each of the Right Certificates.

     Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right
Certificates.

          6.1 Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date and at or prior to the close of business on the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a share of Series R Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the shareholder services office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

          6.2 Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

     Section 7.     Exercise of Rights; Purchase Price; Expiration
Date of Rights.

          7.1 The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to exercise on the reverse side thereof duly executed, to the Rights Agent at its principal office, together with payment of the aggregate Purchase Price with respect to the number of one one-hundredths of a share of Series R Preferred Stock as to which the surrendered Rights are then being exercised, at or prior to the time (the "Expiration Date") which is the earlier of (a) the close of business on November 12, 2006 or (b) the time at which the Rights are redeemed or exchanged as provided in Section 23 hereof.

          7.2 The Purchase Price for each one one-hundredth (1/100) of a share of Series R Preferred Stock issued pursuant to the exercise of a Right shall initially be $100.00. The Purchase Price and the number of one one-hundredths of a share of Series R Preferred Stock or other securities to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof. The Purchase Price shall be payable in lawful money of the United States of America in accordance with subsection 7.3 below.

          7.3 Upon receipt of a Right Certificate representing exercisable Rights with the form of election to exercise duly executed, accompanied by payment (in cash, or by certified or official bank check or money order payable to the order of the Company) of the aggregate Purchase Price for the number of one one-hundredths of a share of Series R Preferred Stock to be purchased and an amount equal to any applicable transfer tax, the Rights Agent shall thereupon promptly (a)(i) requisition from any transfer agent for the Series R Preferred Stock (or make available, if the Rights Agent is the transfer agent for such Stock) certificates for the number of shares of Series R Preferred Stock so elected to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (ii) requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a share of Series R Preferred Stock as are to be purchased (in which case certificates for the shares of Series R Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (b) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (c) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (d) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to subsection 11.1 or 13.1 hereof, the Company will make all arrangements necessary so that such other securities, cash and/or property are available for distribution by the Rights Agent, if and when appropriate.

          7.4 In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

          7.5 Notwithstanding anything in this Agreement to the contrary, from and after the occurrence of a Subsection 11.1(b) Event, any Rights beneficially owned by (a) the Acquiring Person to which such Subsection 11.1(b) Event relates or an Associate or Affiliate of such Acquiring Person, (b) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after such Acquiring Person becomes such, and (c) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with such Acquiring Person becoming such pursuant to either (i) a transfer (whether or not for consideration) from such Acquiring Person to or on behalf of holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (ii) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this subsection 7.5, shall be null and void without any further action, and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this subsection 7.5 and subsection 4.2 hereof are complied with, but shall have no liability to any holder of Rights or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. No Right Certificate shall be issued pursuant to
Section 3 hereof that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to this subsection or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to this subsection or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to this subsection shall be canceled.

          7.6 Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to exercise set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

     Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.
The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9.     Reservation and Availability of Series R
Preferred Stock.

          9.1 The Company covenants and agrees that at all times it will cause to be reserved and kept available, out of its authorized and unissued shares of Series R Preferred Stock not reserved for another purpose (and, following the occurrence of a Triggering Event, shares of Common Stock and other securities) or any authorized and issued shares of Series R Preferred Stock (and, following the occurrence of a Triggering Event, shares of Common Stock and other securities) held in its treasury, the number of shares of Series R Preferred Stock (and, following the occurrence of a Triggering Event, shares of Common Stock and other securities) that, as provided in this Agreement (including subsection 11.1(c) hereof), will be sufficient to permit the exercise in full of all outstanding Rights, provided that the Company shall not be required to reserve and keep available shares of Common Stock or other securities sufficient to permit the exercise in full of all outstanding Rights pursuant to the adjustments set forth in subsection 11.1(b), subsection 11.1(c) or Section 13 hereof unless the Rights become exercisable pursuant to such adjustments, and then only to the extent the Rights become exercisable pursuant to such adjustments.

          9.2 So long as the shares of Series R Preferred Stock (and, following the occurrence of a Triggering Event, shares of Common Stock and other securities) issuable and deliverable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

          9.3 The Company shall use its best efforts, if then necessary to permit the offer and issuance of shares of Series R Preferred Stock (and, following the occurrence of a Triggering Event, shares of Common Stock and other securities) upon the exercise of Rights, to register and qualify such shares of Series
R Preferred Stock (and, following the occurrence of a Triggering Event, shares of Common Stock and other securities) under the Securities Act and any applicable state securities or "blue sky" laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective until the earlier of (a) the date as of which the Rights are no longer exercisable for such securities and (b) the Expiration Date of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

          9.4 The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Series R Preferred Stock (and, following the occurrence of a Triggering Event, shares of Common Stock and other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the aggregate Purchase Price thereof), be duly and validly authorized and issued and fully paid and nonassessable shares.

          9.5 The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any certificates for shares of Series R Preferred Stock (or Common Stock or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for shares of Series R Preferred Stock (or Common Stock or other securities, as the case may be) upon exercise of Rights in a name other than that of, the registered holder of the Right Certificate, and the Company shall not be required to issue or deliver a Right Certificate or a certificate or depositary receipt for shares of Series R Preferred Stock (or Common Stock or other securities, as the case may be) to a Person other than such registered holder until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     Section 10. Series R Preferred Stock Record Date. Each Person in whose name any certificate for shares of Series R Preferred Stock (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Series R Preferred Stock (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the aggregate Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Series R Preferred Stock (or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Series R Preferred Stock (or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares subject to purchase upon the exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

               11.1(a) In the event that the Company shall at any time after the Record Date (i) declare or pay any dividend on Series R Preferred Stock payable in shares of Series R Preferred Stock, (ii) subdivide or split the outstanding shares of Series R Preferred Stock into a greater number of shares, (iii) combine or consolidate the outstanding shares of Series R Preferred Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Series R Preferred Stock, or (iv) issue any shares of its capital stock in a reclassification of the Series R Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this subsection 11.1 and in subsection 7.5 hereof, the Purchase Price in effect immediately prior to the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Series R Preferred Stock or capital stock, as the case may be, issuable upon exercise of a Right on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of an amount equal to (x) the Purchase Price in effect immediately prior to the record date or effective date of such dividend, subdivision, combination or reclassification multiplied by (y) the number of one one-hundredths of a share of Series R Preferred Stock, or shares of capital stock, as the case may be, as to which a Right was exercisable immediately prior to such date, the aggregate number and kind of shares of Series R Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date, the holder thereof would have owned upon such exercise and been entitled to receive, or would be deemed to have owned, by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this subsection 11.1(a) and subsection 11.1(b) hereof, the adjustment provided for in this subsection 11.1(a) shall be in addition to, and shall be made prior to, any adjustment required pursuant to subsection 11.1(b) hereof.

               11.1(b)  Subject to the provisions of subsections
23.1 and 23.2 of this Agreement, in the event at any time after the date of this Agreement, any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person, then each holder of a Right, except as provided in subsection 7.5 hereof, shall thereafter have a right to receive, upon exercise thereof in accordance with the terms of this Agreement and payment of an amount equal to the then current Purchase Price multiplied by the number of one one-hundredths of a share of Series R Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Subsection 11.1(b) Event, in lieu of shares of Series R Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Series R Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Subsection 11.1(b) Event, and (y) dividing that product by 50% of the Current Market Price per share (determined pursuant to subsection 11.4 hereof) of the Common Stock of the Company on the date of such first occurrence (such number of shares is herein called the "Adjustment Shares"), provided that the number of Adjustment Shares shall be further appropriately adjusted to reflect any events of the type described in subsections 11.1(a),
11.2 or 11.3 hereof occurring in respect of the Common Stock after the date of such first occurrence.

               11.1(c)  Subject to the provisions of subsections
23.1 and 23.2 of this Agreement, in the event that the number of shares of Common Stock which are authorized by the Company's Articles of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with subsection 11.1(b) and the Rights shall become so exercisable, the Company shall, to the extent permitted by applicable law and not prohibited by any material agreements in effect on the date hereof to which the Company is a party, (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") and (B) with respect to each Right, upon exercise of such Right, issue shares of Common Stock to the extent available for the exercise in full of such Right and, to the extent shares of Common Stock are not so available, make adequate provision to substitute for the Adjustment Shares not received upon exercise of such Right (1) cash, (2) other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the Common Stock, are deemed in good faith by the Board of Directors to have substantially the same value as shares of Common Stock (such shares or units of shares of preferred stock are herein called "Common Stock equivalents")), (3) debt securities of the Company, (4) other assets, (5) a reduction of the Purchase Price or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Common Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value, where such aggregate value has been determined in good faith by the Board of Directors based upon the advice of an independent investment banking firm selected in good faith by the Board of Directors, provided that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty days following the date (the "Subsection 11.1(b) Trigger Date") which is the later of (x) the first occurrence of a Subsection 11.1(b) Event and (y) the date on which the Company's right of redemption pursuant to subsection
23.1 expires, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and cash have an aggregate value equal to the excess of (x) the Current Value over (y) the Purchase Price times the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Subsection 11.1(b) Event. If the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty-day period set forth above may be extended to the extent necessary, but not more than ninety days after the Subsection 11.1(b) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such thirty-day period, as it may be extended, is herein called the "Substitution Period"). To the extent that the Company determines that some action must be taken pursuant to the first or second sentence of this subsection 11.1(c), the Company (x) shall provide, subject to subsection 7.5 hereof and the last sentence of this subsection 11.1(c), that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this subsection 11.1(c), the value of the Common Stock shall be the Current Market Price per share of the Common Stock on the Subsection 11.1(b) Trigger Date and the per share or per unit value of any "Common Stock equivalent" shall be deemed to equal the Current Market Price per share of the Common Stock on such date. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive Common Stock upon the exercise of the Rights among holders of Rights pursuant to this subsection 11.1(c).

          11.2 In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Series R Preferred Stock entitling them to subscribe for or purchase (for a period expiring within 45 days after such record date) Series R Preferred Stock, shares having the same rights, privileges and preferences as the Series R Preferred Stock ("equivalent Series R Preferred Stock") or securities convertible into Series R Preferred Stock or equivalent Series R Preferred Stock at a price per share of Series R Preferred Stock or equivalent Series R Preferred Stock (or having a conversion price per share, if a security convertible into Series R Preferred Stock or equivalent Series R Preferred Stock) less than the Current Market Price per share of Series R Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Series R Preferred Stock outstanding on such record date, plus the number of shares of Series R Preferred Stock which the aggregate offering price of the total number of shares of Series R Preferred Stock and equivalent Series R Preferred Stock (and the aggregate initial conversion price of the convertible securities so to be offered, including the price required to be paid to purchase such convertible security) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Series R Preferred Stock outstanding on such record date plus the number of additional shares of Series R Preferred Stock or equivalent Series R Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such non-cash consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent. Shares of Series R Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          11.3 In case the Company shall fix a record date for a distribution to all holders of Series R Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend) assets (other than a dividend payable in Series R Preferred Stock, but including any dividend payable in stock other than Series R Preferred Stock) or subscription rights or warrants (excluding those referred to in subsection 11.2 hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per one one-hundredth of a share of Series R Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one one-hundredth of a share of Series R Preferred Stock and the denominator of which shall be such Current Market Price per one one-hundredth of a share of Series R Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

               11.4(a)   For the purpose of any computation
hereunder (including computations pursuant to Section 14 hereof), other than computations made pursuant to subsection 11.1(c) hereof, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for the purpose of computations made pursuant to subsection 11.1(c) hereof, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of Common Stock is determined during a period following the announcement by the issuer of such Common Stock of:

               (i)  any dividend or distribution on such
     Common Stock (other than a regular quarterly cash dividend), or

               (ii) any subdivision, combination or
     reclassification of such Common Stock,

and prior to the expiration of the requisite thirty Trading Day or ten Trading Day period, as set forth above, the ex-dividend date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification occurs, then, and in each such case, the "Current Market Price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. If on any such date no market maker is making a market in the Common Stock, or if the Common Stock is not publicly held or not so listed or traded, "Current Market Price" per share shall mean the fair value per share as determined in good faith by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day.

               11.4(b)   For the purpose of any computation
hereunder, the "Current Market Price" per share of Series R Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in subsection 11.4(a). If the "Current Market Price" per share of Series R Preferred Stock cannot be determined in the manner provided above or if the Series R Preferred Stock is not publicly held or listed or traded in a manner described in subsection 11.4(a), the "Current Market Price" per share of Series R Preferred Stock shall be conclusively deemed to be an amount equal to one hundred (100) times the "Current Market Price" per share of Common Stock, as appropriately adjusted for such events as stock splits, stock dividends or similar transactions after the date of this Agreement. If neither the Common Stock nor the Series R Preferred Stock is publicly held or so listed or traded, "Current Market Price" per share of Series R Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

          11.5 Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this subsection 11.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a share of Series R Preferred Stock or one ten-thousandth of any other share or security, as the case may be. Notwithstanding the first sentence of this subsection 11.5, any adjustment required by this Section 11 shall be made no later than the earlier of (a) three years from the date of the transaction which required such adjustment or (b) the Expiration Date.

          11.6 If as a result of an adjustment made pursuant to subsection 11.1 or Section 13, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Series R Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the applicable provisions with respect to shares of Series R Preferred Stock contained in Sections 7, 9, 10, 13 and 14 hereof, and such provisions shall apply on like terms to any such other shares.

          11.7 All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Series R Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          11.8 Unless the Company shall have exercised its election as provided in subsection 11.9 hereof, upon each adjustment of the Purchase Price as a result of the calculations made in subsections
11.2 and 11.3 hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Series R Preferred Stock (calculated to the nearest one-millionth) obtained by (a) multiplying (i) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment, by (ii) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (b) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          11.9 The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights, in addition to the adjustment provided in subsection 11.16 hereof, in substitution for any adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for a number of one one-hundredths of a share of Series R Preferred Stock equal to the number of one one-hundredths of a share of Series R Preferred Stock for which a Right was exercisable immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the total number of Rights outstanding immediately prior to such adjustment and the denominator of which shall be the total number of Rights outstanding immediately following such adjustment. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this subsection 11.9, the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to
Section 14 and subsection 7.5 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          11.10 Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Series R Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a share which were expressed in the initial Right Certificates issued hereunder.

          11.11 Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of a share of Series R Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action, including using its best efforts to obtain any required shareholder approval, which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Series R Preferred Stock at such adjusted Purchase Price.

          11.12 In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the shares of Series R Preferred Stock and cash, other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Series R Preferred Stock and cash, other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Series R Preferred Stock and cash, other capital stock or securities upon the occurrence of the event requiring such adjustment.

          11.13 Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors shall determine to be advisable in order that any (a) consolidation or subdivision of the Series R Preferred Stock, (b) issuance for cash of any shares of Series R Preferred Stock at less than the Current Market Price,
(c) issuance for cash of shares of Series R Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Series R Preferred Stock, (d) stock dividends or (e) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company shall not be taxable to holders of Series R Preferred Stock.

          11.14 The Company covenants and agrees that it shall not, at any time after the earlier of the Stock Acquisition Date or the Distribution Date, (a)(i) consolidate with any other Person,
(ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with subsection
11.15 hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with subsection 11.15 hereof), or (b) effect any reclassification of securities (including any reverse stock split), or recapitalization or reorganization of the Company or other transaction or series of transactions involving the Company which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries beneficially owned by any Acquiring Person or any Associate or Affiliate thereof, if at the time of or immediately after such consolidation, merger, sale or other transaction there are any rights, warrants or other instruments or securities of the Company or of such other Person outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

          11.15 The Company covenants and agrees that, after the earlier of the Stock Acquisition Date or the Distribution Date, it will not, except as permitted by Sections 23 or 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

          11.16 Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Record Date and prior to the Distribution Date (a) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (b) subdivide the outstanding shares of Common Stock, (c) combine the outstanding shares of Common Stock into a smaller number of shares, or (d) issue any shares of its capital stock in a reclassification of the outstanding Common Stock, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

     Section 12. Certificate of Adjustments. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts giving rise thereto,
(b) promptly file with the Rights Agent and with each transfer agent for the Series R Preferred Stock and the Common Stock a copy of such certificate, and (c) mail a brief summary thereof to each record holder of a Right (or, if prior to the Distribution Date, to each record holder of Common Stock) in accordance with Section 25 hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity or the force or effect of, or the requirement for, such adjustment. The Rights Agent shall be fully protected in relying on any certificate prepared by the Company pursuant to Sections 11 and 13 hereof and on any adjustment therein contained.

     Section 13.    Consolidation, Merger or Sale or Transfer of
Assets or Earning Power.

          13.1 In the event that, at any time on or after the time when any Person first becomes an Acquiring Person, directly or indirectly,

               (a)  the Company shall consolidate with, or
     merge with and into, any other Person or Persons (other than a Subsidiary of the Company in a transaction which complies with subsection 11.15 hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, or

               (b) any Person or Persons shall (other than a Subsidiary of the Company in a transaction which complies with subsection 11.15 hereof), consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock of the Company shall be changed into or exchanged for stock or other securities of any Person (including the Company) or cash or any other property, or

               (c)  the Company or one or more of its
     Subsidiaries shall sell or otherwise transfer to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with subsection 11.15 hereof), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole), then, on the first occurrence of any such Subsection 13.1 Event, proper provision shall be made so that: (i) each holder of a Right, except as provided in subsection 7.5 hereof, shall thereafter have the right to receive, upon the exercise thereof and payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share of Series R Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of such Subsection 13.1 Event (or, if earlier, the first occurrence of a Subsection 11.1(b) Event) in accordance with the terms of this Agreement, and in lieu of shares of Series R Preferred Stock, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party (as hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Series R Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Subsection 13.1 Event (or, if earlier, the first occurrence of a Subsection 11.1(b) Event) and (B) dividing that product by 50% of the Current Market Price (determined as provided in subsection 11.4 hereof with respect to Common Stock of the Company) per share of the Common Stock of such Principal Party on the date of consummation of such Subsection 13.1 Event, provided that the Purchase Price and the number of shares of Common Stock of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of the first occurrence of a Subsection 13.1 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Subsection 13.1 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" for all purposes of this Agreement shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party following the first occurrence of a Subsection 13.1 Event; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9 hereof) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights, provided that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all of the assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had he, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

          13.2 "Principal Party" shall mean

               (a) in the case of any transaction described in subsection 13.1(a) or 13.1(b), (i) the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, or (ii) if no securities are so issued, the Person that is the other party to such merger or consolidation; and

                (b) in the case of any transaction described in subsection 13.1(c), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve-month period registered under Section 12 of the Exchange Act, and (i) if such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term "Principal Party" shall refer to such other Person, or (ii) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, the term "Principal Party" shall refer to whichever of such Persons is the issuer of outstanding shares of Common Stock having the greatest aggregate market value.

          13.3 The Company shall not consummate any consolidation, merger, sale or transfer referred to in subsection 13.1 hereof unless the Principal Party shall have a sufficient number of shares of authorized common stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of this Section 13 shall promptly be performed in accordance with their terms and further providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party will:

               (a) prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (i) become effective as soon as practicable after such filing and (ii) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date, and similarly comply with applicable state securities laws;

               (b) use its best efforts, if the Common Stock of the Principal Party is or shall become listed on a national securities exchange, to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on such securities exchange and, if the Common Stock of the Principal Party shall not be listed on a national securities exchange, to cause the Rights and the securities purchasable upon exercise of the Rights to be reported by NASDAQ or such other system then in use; and

               (c) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive Subsection 13.1 Events. In the event that a Subsection
13.1 Event shall occur at any time after the occurrence of a Subsection 11.1(b) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in subsection 13.1.

     Section 14.    Fractional Rights and Fractional Shares.

          14.1 The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. If the Company shall not issue fractions of Rights, in lieu of such fractional Rights, there shall be paid to the holders of record of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the then current market value of a whole Right. For the purpose of this subsection 14.1, the then current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which fractional Rights would have been issuable, determined in the same manner as the closing price of a share of Common Stock shall be determined pursuant to subsection 11.4 hereof.

          14.2 The Company shall not be required to issue fractions of shares of Series R Preferred Stock or other securities of the Company upon exercise of the Rights or to distribute certificates which evidence fractional shares (other than fractions of shares of Series R Preferred Stock which are integral multiples of one one-hundredth of a share); provided that in lieu of issuing fractional shares of Series R Preferred Stock, the Company may, at its election, issue depositary receipts evidencing fractions of shares pursuant to an appropriate agreement between the Company and a depositary selected by it, but only if such agreement shall provide that the holders of such depositary receipts shall have all of the rights, privileges and preferences to which they would be entitled as beneficial owners of the Series R Preferred Stock. With respect to fractional shares of Series R Preferred Stock that are not integral multiples of one one-hundredth of a share and fractional shares of other securities of the Company, if the Company does not issue such fractional shares or depositary receipts in lieu thereof, there shall be paid to the holders of record of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the then current market value of a share of Series R Preferred Stock or other securities of the Company. For purposes of this subsection 14.2, the then current market value of a share of Series R Preferred Stock or other securities of the Company shall be the closing price thereof for the Trading Day immediately prior to the date of such exercise, as determined pursuant to subsection 11.4 hereof.

          14.3 The holder of a Right by the acceptance of a Right expressly waives his right to receive any fractional Right or any fractional share of Series R Preferred Stock or other securities of the Company upon exercise of a Right, except as provided by this
Section 14.

     Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and, accordingly, that they will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

     Section 16. Agreement of Right Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

               (a) prior to the Distribution Date, the Rights will not be evidenced by a Right Certificate and will be transferable only in connection with the transfer of Common Stock;

               (b)  after the Distribution Date, the Right
     Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the designated office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

               (c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent or the transfer agent of the Common Stock) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

               (d) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

          Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder of a Right, as such, shall be entitled to vote, receive dividends in respect of or be deemed for any purpose to be the holder of Series R Preferred Stock or any other securities of the Company which may at any time be issuable upon the exercise of the Rights, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights in respect of any such stock or securities, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions of this Agreement.

     Section 18.    Concerning the Rights Agent.

          18.1 The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

          18.2 The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for Series R Preferred Stock or Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in
Section 20 hereof.

     Section 19.    Merger or Consolidation or Change of Name of
Rights Agent.

          19.1 Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          19.2 In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

               (a)  The Rights Agent may consult with legal
     counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

               (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "Current Market Price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

               (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

               (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

               (e)  The Rights Agent shall not be under any
     responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to subsection 7.5 hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13 or 23 or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Series R Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Common Stock or Series R Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

               (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

               (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

               (h)  The Rights Agent and any shareholder,
     director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

               (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Common Stock and Series R Preferred Stock, by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Series
R Preferred Stock, by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the States of Illinois or New York (or of any other state of the United States so long as such corporation is authorized to do business in the States of Illinois or New York), in good standing, having an office in the States of Illinois or New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Series R Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, the Company may, if deemed necessary or appropriate by the Board of Directors, issue Right Certificates in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the Expiration Date, including but not limited to, the issuance or sale of shares of Common Stock pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities of the Company.

     Section 23.    Redemption; Exchange.

               23.1(a)   The Board of Directors may, at its option,
at any time prior to 5:00 P.M., New York City time, on the earlier of (a) the Stock Acquisition Date, or (b) November 12, 2006 redeem all but not less than all of the then outstanding Rights at a redemption price of $.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights by the Board of Directors may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to subsection 11.1(b) prior to the expiration of the Company's right of redemption hereunder.

               23.1(b)   Immediately upon the action of the Board
of Directors ordering the redemption of the Rights pursuant to this subsection 23.1, and without any further action and without any notice, but subject to any conditions established by the Board of Directors pursuant to subsection 23.1(a), the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price, without any interest thereon. Promptly after such action of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The failure to give, or any defect in, any notice required by this subsection 23.1(b) shall not affect the legality or validity of such redemption.

               23.2(a)   The Board of Directors may, at its option,
at any time after the occurrence of a Subsection 11.1(b) Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of subsection 7.5 hereof) for shares of Common Stock of the Company at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock of the Company then outstanding.

               23.2(b)   Immediately upon the action of the Board
of Directors ordering the exchange of any Rights pursuant to subsection 23.2(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of subsection 7.5 hereof) held by each holder of Rights.

               23.2(c)   In any exchange pursuant to this
subsection 23.2, the Company, at its option, may substitute shares of Series R Preferred Stock (or equivalent Series R Preferred Stock) for shares of Common Stock exchangeable for Rights, at the initial rate of one one-hundredth of a share of Series R Preferred Stock (or equivalent Series R Preferred Stock) for each share of Common Stock, as appropriately adjusted to reflect adjustments in the voting rights of the Series R Preferred Stock pursuant to the terms thereof, so that the fraction of a share of Series R Preferred Stock delivered in lieu of each share of Common Stock shall have the same voting rights as one share of Common Stock.

               23.2(d)   In the event that there shall not be
sufficient shares of Common Stock or Series R Preferred Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this subsection 23.2, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock or Series R Preferred Stock for issuance upon exchange of the Rights.

               23.2(e)   The Company shall not be required to issue
fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this subsection 23.2(e), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of subsection 11.4(a) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this subsection 23.2.

     Section 24.    Notice of Certain Events.

          24.1 In case the Company shall propose, at any time after the Distribution Date, (a) to pay any dividend payable in stock of any class to the holders of Series R Preferred Stock or to make any other distribution to the holders of Series R Preferred Stock (other than a regular quarterly cash dividend), or (b) to offer to the holders of Series R Preferred Stock options, warrants or other rights to subscribe for or to purchase any additional shares of Series R Preferred Stock (including any security convertible into or exchangeable for Series R Preferred Stock) or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of the Series R Preferred Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Series R Preferred Stock) or any recapitalization or reorganization of the Company, or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of record of a Right Certificate, to the extent feasible and in accordance with Section 25 hereof, notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of options, warrants or other rights, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the record date for determining participation therein by the holders of record of Series R Preferred Stock, if any such date is to be fixed, and such notice, shall be so given in the case of any action covered by clause (a) or (b) above at least ten (10) days prior to the record date for determining holders of record of Series R Preferred Stock for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of record of Series R Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

          24.2 In case a Subsection 11.1(b) Event shall occur, then
(a) the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under subsection 11.1(b) hereof, and
(b) all references in subsection 24.1 to Series R Preferred Stock shall be deemed thereafter to refer to Common Stock or other securities, as appropriate.

     Section 25.    Notices.

          25.1 Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of record of any Right Certificate or Right to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

               CILCORP Inc.
               300 Hamilton Boulevard
               Peoria, Illinois 61602
               Attention:  Corporate Secretary


          25.2 Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of record of any Right Certificate or Right to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

               Continental Stock Transfer & Trust Company
               Two Broadway
               New York, New York 10004
               Attention:  Compliance Department

          25.3 Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of record of any Right Certificate or Right shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Common Stock.

     Section 26. Supplements and Amendments. Prior to the Distribution Date and subject to the penultimate sentence of this
Section 26, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of, and without notice to, any holders of certificates representing shares of Common Stock. From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company may, and the Rights Agent shall at any time and from time to time, if the Company so directs, supplement or amend this Agreement without the approval of, and without notice to, any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of any such Person); provided, however, that this Agreement may not be supplemented or amended (A) to lengthen a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) to lengthen any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of any such Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Expiration Date, the Purchase Price or the number of one one-hundredth of a share of Series R Preferred Stock for which a Right is exercisable. Prior to the Distribution Date, the interest of the holders of Rights shall be deemed coincident with the interests of the holders of shares of Common Stock.

     Section 27.    Successors.  All of the covenants and
provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 28. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

     Section 29. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 30. Governing Law. This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Illinois and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

     Section 31. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 32. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

       [Remainder of Page Intentionally Left Blank.  Signature Page
Follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.


SEAL:

Attest:                            CILCORP INC.


By                                    By
  Name:  John G. Sahn                 Name:  Robert O. Viets
  Title:  Secretary                   Title: President and
                                             Chief
                                             Executive
                                             Officer


SEAL:

Attest:                            CONTINENTAL STOCK TRANSFER
                                   & TRUST COMPANY


By                                    By
  Name:                               Name:
  Title:                              Title:
                                 EXHIBIT A



     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors") in accordance with the provisions of the Articles of Incorporation, the Board of Directors hereby creates a series of preferred shares, without par value per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

     Series R Preferred Stock:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series R Preferred Shares" (the "Series R Preferred Stock") and the number of shares constituting the Series R Preferred Stock shall be 500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series R Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series R Preferred Stock.

     Section 2.  Dividends and Distributions.

          (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar shares) ranking prior and superior to the Series R Preferred Stock with respect to dividends, the holders of shares of Series R Preferred Stock, in preference to the holders of common shares, without par value per share (the "Common Stock"), of the Corporation, and of any other junior shares, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series R Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series R Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series R Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series R Preferred Stock as provided in paragraph (A) of this Section at the same time it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series R Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series R Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series R Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series R Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series R Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          Section 3.     Voting Rights.  The holders of shares of
Series R Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series R Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation.
     In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series R Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein, in any other Statement of Designation creating a series of Preferred Stock or any similar shares, or by law, the holders of shares of Series R Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) If at the time of any annual meeting of shareholders for the election of directors a default in preference dividends on the Preferred Stock of the Corporation shall exist, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series shall have the right at such meeting, voting together as a single class, without regard to series, to the exclusion of the holders of Common Stock, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock. Each director elected by the holders of shares of Preferred Stock (herein called a "Preferred Director") shall continue to serve as a Preferred Director for the full term for which he or she shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed without cause except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class, without regard to series, to the exclusion of the holders of Common Stock, at a meeting of the shareholders, or the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist, any vacancy in the office of a Preferred Director may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class, without regard to series, to the exclusion of the holders of Common Stock, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors shall be reduced by two. For the purposes of this Section 3, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of Preferred Stock shall be equivalent to six full quarterly dividends or more and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding quarterly dividend period.

          (D) Except as set forth herein, or as otherwise provided by law, holders of Series R Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.     Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series R Preferred Stock as provided in Section 2 are in arrears for any quarter, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series R Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends, or make any other distributions, on any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series R Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series R Preferred Stock, except dividends paid ratably on the Series R Preferred Stock and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series R Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire any such junior shares in exchange for shares of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series R Preferred Stock; or

               (iv) redeem or purchase or otherwise acquire for consideration any shares of Series R Preferred Stock, or any shares ranking on a parity with the Series R Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series R Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation or in any other Statement of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series R Preferred Stock unless, prior thereto, the holders of shares of Series R Preferred Stock shall have received $10,000.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series R Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or
(2) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series R Preferred Stock, except distributions made ratably on the Series R Preferred Stock and all such parity shares in proportion to the total amounts to which the holders of all such shares are entitled upon liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series R Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case each share of Series R Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series R Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

     Section 8. No Redemption. The shares of Series R Preferred Stock shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Corporation may acquire shares of Series R Preferred Stock in any other manner permitted by law, the provisions of this Statement of Designation and the Articles of Incorporation.

     Section 9. Ranking. Unless otherwise provided in the Articles of Incorporation or a Statement of Designation relating to a subsequent series of Preferred Stock of the Corporation, the Series R Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Stock of the Corporation.

     Section 10.    Effective Time of Adjustments.

          (A) Adjustments to the Series R Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

          (B) The Corporation shall give prompt written notice to each holder of shares of Series R Preferred Stock of the effect on any such shares of any adjustment to the dividend or voting rights or rights upon liquidation, dissolution or winding up of the Corporation required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity of, the force or effect of or the requirement for such adjustment.

     Section 11. Fractional Shares. Series R Preferred Stock may be issued in fractions of a share which shall entitle the holder thereof, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in liquidating distributions and to have the benefit of all other rights of holders of Series R Preferred Stock.

     Section 12. Amendment. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the rights, preferences or limitations of the Series R Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series R Preferred Stock, voting separately as a class, to the exclusion of the holders of Common Stock or other Preferred Stock.
                                 EXHIBIT B

                        [Form of Right Certificate]

Certificate No. R-                                        __________ Rights


          NOT EXERCISABLE AFTER NOVEMBER 12, 2006 OR
          EARLIER IF REDEEMED OR EXCHANGED BY THE
          COMPANY.  THE RIGHTS ARE SUBJECT TO
          REDEMPTION, AT THE OPTION OF THE COMPANY, AT
          $.001 PER RIGHT (SUBJECT TO ADJUSTMENT) ON THE
          TERMS SET FORTH IN THE RIGHTS AGREEMENT
          REFERRED TO HEREIN.  IF THE RIGHTS REPRESENTED
          BY THIS CERTIFICATE ARE ISSUED TO A PERSON WHO
          IS AN ACQUIRING PERSON OR AN AFFILIATE OR
          ASSOCIATE OF AN ACQUIRING PERSON OR A
          TRANSFEREE OF THE RIGHTS PREVIOUSLY OWNED BY
          SUCH PERSONS, THIS RIGHT CERTIFICATE AND THE
          RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND
          VOID IN THE CIRCUMSTANCES SPECIFIED IN
          SUBSECTION 7.5 OF THE RIGHTS AGREEMENT.


                             Right Certificate

                               CILCORP INC.


     This certifies that                               , or
registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of that certain Rights Agreement, dated as of October 29, 1996 (the "Rights Agreement"), between CILCORP Inc., an Illinois corporation (the "Company"), and Continental Stock Transfer & Trust Company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York City time) on November 12, 2006 at the principal office of the Rights Agent designated for such purpose, or its successor as Rights Agent, one one-hundredth of a fully paid, nonassessable share of Series R Preferred Stock, without par value per share (the "Series R Preferred Stock") of the Company, at a purchase price of $100.00 per one one-hundredth of a share, as the same may be from time to time adjusted in accordance with the Rights Agreement (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Exercise duly executed.

     From and after the occurrence of a Subsection 11.1(b) Event, if the Rights evidenced by this Right Certificate are beneficially owned by (i) the Acquiring Person to which such Subsection 11.1(b) Event relates or an Affiliate or Associate of such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) transferees of such Acquiring Person, Affiliate or Associate or
(iii) under certain circumstances, transferees of persons who became an Acquiring Person, Affiliate or Associate following such transfer, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights, whether under any provision of the Rights Agreement or otherwise.

     As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a share of Series R Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than shares of Series R Preferred Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided in the Rights Agreement.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, as such agreement may be amended from to time without notice to any holders of certificates representing shares of Common Stock or Rights Certificates, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of record of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under certain circumstances specified in the Rights Agreement. Copies of the Rights Agreement are available upon written request to the Company.

     This Right Certificate, with or without other Right Certificates, upon surrender at the shareholder services office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase the same aggregate number of shares of Series R Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company by action of the Board of Directors at its option at a redemption price of $.001 per Right (subject to adjustment as provided in the Rights Agreement) at any time prior to the earlier of the close of business on (i) the Stock Acquisition Date and (ii) November 12, 2006.

     No fractional shares of Preferred Stock or other securities of the Company are required to be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions of shares of Series R Preferred Stock which are integral multiples of one one-hundredth of a share, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof, a cash payment will be made as provided in the Rights Agreement.

     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Series R Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights
Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of ____________________ , 1996

ATTEST:                                 CILCORP INC.


                                   By:
Secretary                          Title:




Countersigned:


CONTINENTAL STOCK TRANSFER &
     TRUST COMPANY,
     as Rights Agent


By:
     Authorized Officer

                [Form of Reverse Side of Right Certificate]

                            FORM OF ASSIGNMENT
                 (To be executed by the registered holder
               if such holder desires to transfer the Rights
                   evidenced by this Right Certificate)

FOR VALUE RECEIVED
hereby sells, assigns and transfers unto

          (Please print name and address of transferee)



__________ Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________ Attorney, to transfer this Right Certificate on the books of CILCORP Inc., with full power of substitution.

Dated:                   , 19___



                                   Signature

Signature Guaranteed:

                                Certificate

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1)  the Rights evidenced by this Right Certificate

                    [      ]  are

                         or

                    [      ] are not

being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights
Agreement); and

     (2) after due inquiry and to the best of the knowledge of the undersigned, it

                    [      ] did

                         or

                    [      ] did not

acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated ___________________ , 19__


                                   Signature

Signature Guaranteed:


                                  NOTICE

     The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration, enlargement or any other change whatsoever.
                       FORM OF ELECTION TO EXERCISE

          (To be executed by the registered holder if that holder desires to exercise the Rights evidenced
                        by this Right Certificate)


To: CILCORP INC.:

     The undersigned hereby irrevocably elects to exercise ________________ Rights represented by this Right Certificate to purchase the shares of Series R Preferred Stock issuable upon the exercise of those Rights (or such other securities or property of the Company or of any other Person which may be issuable upon the exercise of those Rights) and requests that certificates for such share(s) be issued in the name of:

Please insert social security
or other identifying number


                      (Please print name and address)



     If such number of Rights exercised shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


                    (Please print name and address)



Dated:    ______________, 19___



                                   Signature
                                   (signature must conform in all
                                   respects to name of holder as
                                   specified on the face of this
                                   Right Certificate)


Signature Guaranteed:


                              Certificate


     The undersigned hereby certifies by checking the appropriate boxes that:

          (1)  the Rights evidenced by this Right Certificate

                         [      ]  are

                              or

                         [      ] are not

being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring
Person (as such terms are defined in the Rights Agreement); and

          (2) after due inquiry and to the best of the knowledge of the undersigned,

                         [     ] it did

                              or

                         [     ] did not

acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated __________________ , 19__


                                   Signature


Signature Guaranteed:
                                 EXHIBIT C


                               CILCORP INC.

                       SUMMARY OF RIGHTS TO PURCHASE
                         SERIES R PREFERRED STOCK

     On October 29, 1996, the Board of Directors of CILCORP Inc. (the "Company") declared a dividend distribution of one Right for each share of common stock of the Company (the "Common Stock") outstanding on November 12, 1996 and for each share of Common Stock issued thereafter until the Distribution Date (as defined below) and, in certain circumstances, for shares issued after such Date. Each Right entitles the registered holder to purchase from the Company one one-hundredth (1/100) of a share of Series R Preferred Stock (the "Preferred Stock") at a Purchase Price of $100.00. The terms and conditions of the Rights are contained in a Rights Agreement dated as of October 29, 1996 between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agreement").

     As discussed below, initially the Rights will not be exercisable, certificates for the Rights will not be issued, and the Rights will automatically trade with the Common Stock.

     Until the close of business on the Distribution Date, which will occur on the earlier of (i) the tenth day following the date of a public announcement that a person or group of affiliated or associated persons ("Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock (the "Stock Acquisition Date") or (ii) the tenth business day (or such later date as may be determined by the Board of Directors prior to any person becoming an Acquiring Person) after the commencement of a tender or exchange offer by a Person which would result in the ownership by such Person of 15% or more of the outstanding Common Stock, the Rights will be represented by and transferred only with the Common Stock. Until the Distribution Date, new certificates issued for Common Stock will contain a legend incorporating the Rights Agreement by reference, and the surrender for transfer of any of the Common Stock certificates will also constitute the transfer of the Rights associated with the Common Stock represented by those certificates. As soon as practicable following the Distribution Date, separate Right Certificates will be mailed to holders of record of Common Stock at the close of business on the Distribution Date, and thereafter the Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date.
The Rights will expire at the close of business on November 12, 2006, unless redeemed or exchanged earlier as described below.

     The Preferred Stock will be nonredeemable and, unless otherwise provided in connection with the creation of a subsequent Series of preferred stock, subordinate to all other series of the Company's preferred stock. Each share of Preferred Stock will be entitled to receive, when, as and if declared, a quarterly dividend in an amount equal to the greater of $1.00 per share or 100 times the quarterly cash dividend declared on the Common Stock. In addition, the Preferred Stock is entitled to 100 times any non-cash dividends (other than dividends payable in Common Stock) declared on the Common Stock, in like kind. In the event of liquidation, the holders of Preferred Stock will be entitled to receive a liquidation payment in an amount equal to the greater of $100.00 per share or 100 times the liquidation payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes, voting together with the Common Stock and not as a separate class (except during a dividend default period occurring when dividends equal to six quarterly dividends are in arrears), during which there will be a right to elect two directors voting as a class with any other series of preferred stock), unless otherwise required by law or by the Company's Articles of Incorporation. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged or changed, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. The rights of the Preferred Stock as to dividends, voting rights and liquidation are protected by antidilution provisions.

     The Purchase Price payable and the number of shares of Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends and dividends payable in Preferred Stock) or of subscription rights or warrants.

     If (i) any Person becomes an Acquiring Person, or (ii) during such time as there is an Acquiring Person, there shall be a reclassification of securities, recapitalization, reorganization or other transaction involving the Company which increases the proportionate equity share of the Acquiring Person, then in either such event each holder of a Right, other than the Acquiring Person, upon exercise of the Right and payment of the Purchase Price, will have the right to receive, in lieu of Preferred Stock, a number of shares of Common Stock ("Adjustment Shares") having a value, based upon the market price during the period immediately preceding such event, equal to twice the Purchase Price. To the extent that insufficient shares of Common Stock are available for the exercise in full of the Rights, holders of Rights will receive upon exercise shares of Common Stock to the extent available and then cash, property or other securities of the Company (which may be accompanied by a reduction in the Purchase Price), in proportions determined by the Company, so that the aggregate value received is equal to the value of the Adjustment Shares. The Board of Directors may, at its option up to the time an Acquiring Person beneficially owns 50% or more of the outstanding Common Stock, exchange all or part of the then outstanding and exercisable Rights for Common Stock, at an exchange rate of one share of Common Stock per Right, subject to adjustment. Rights are not exercisable following the acquisition of shares of Common Stock by an Acquiring Person as referred to in clause (i) of this paragraph until the expiration of the period during which the Rights may be redeemed as described below. Notwithstanding the foregoing, after an event described in clause (i) or (ii) of this paragraph, Rights that are (or, under certain circumstances, Rights that were) beneficially owned by the Acquiring Person will be null and void.

     If, after any Person becomes an Acquiring Person, unless the Rights are redeemed earlier, (i) the Company is a party to a merger or other business combination in which any shares of Common Stock are changed into or exchanged for other securities or assets or
(ii) more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold or transferred in one or more transactions, proper provision shall be made so that each holder of record of a Right will from and after that time have the right to receive, upon exercise of the Right and payment of the Purchase Price, that number of shares of common stock of the principal third party to the transaction which is equal to the Purchase Price divided by one-half of the average market price of a share of such party's common stock during the period immediately preceding such transaction.

     Fractions of shares of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts. The Company may also issue cash in lieu of fractional shares of Preferred Stock which are not integral multiples of one one-hundredth of a share and in lieu of fractional shares of Common Stock or other securities of the Company.

     At any time prior to the earlier of the close of business on
(i) the Stock Acquisition Date or (ii) November 12, 2006, the Board of Directors may cause the Company to redeem the Rights in whole, but not in part, at a price of $.001 per Right, subject to adjustment (the "Redemption Price"). Upon the action of the Board of Directors authorizing redemption of the Rights, the right to exercise the Rights will terminate, and the holders of Rights will only be entitled to receive the Redemption Price.

     Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company without the consent of, and without notice to, the holders of the Rights prior to the Distribution Date. Thereafter, the provisions of the Rights Agreement may be amended by the Board of Directors without the consent of, and without notice to, the holders of Rights Certificates in order to cure any ambiguity, defect or inconsistency, or to make changes which do not adversely affect the interests of holders of Rights (excluding the interest of any Acquiring Person); provided, however, that no supplement or amendment may be made on or after the Distribution Date which changes those provisions relating to the principal economic terms of the Rights.

     Until a Right is exercised, the holder, as such, will have no rights as a shareholder of the Company, including without limitation, the right to vote or to receive dividends.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company, 300 Hamilton Boulevard, Peoria, Illinois 61602, Attention: Corporate Secretary. This summary does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated in this summary by reference.












                               CILCORP INC.



                                    and


              CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as

                               Rights Agent
                             Rights Agreement
                       Dated as of October 29, 1996












                             TABLE OF CONTENTS

Section                                                                Page


1.     Certain Definitions . . . . . . . . . . . . . . . . . . . . . . .  1

2.     Appointment of Rights Agent . . . . . . . . . . . . . . . . . . .  6

3.     Issue of Right Certificates . . . . . . . . . . . . . . . . . . .  6

4.     Form of Right Certificates. . . . . . . . . . . . . . . . . . . .  8

5.     Countersignature and Registration . . . . . . . . . . . . . . . .  9

6.     Transfer, Split Up, Combination and Exchange of Right
       Certificates; Mutilated, Destroyed, Lost or Stolen
       Right Certificates. . . . . . . . . . . . . . . . . . . . . . . . 10

7.     Exercise of Rights; Purchase Price; Expiration Date of
Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

8.     Cancellation and Destruction of Right Certificates. . . . . . . . 13

9.     Reservation and Availability of Series R Preferred Stock. . . . . 13

10.    Series R Preferred Stock Record Date. . . . . . . . . . . . . . . 15

11.    Adjustment of Purchase Price, Number and Kind of Shares
       or Number of Rights . . . . . . . . . . . . . . . . . . . . . . . 16

12.    Certificate of Adjustments. . . . . . . . . . . . . . . . . . . . 25

13.    Consolidation, Merger or Sale or Transfer of Assets or
       Earning Power . . . . . . . . . . . . . . . . . . . . . . . . . . 26

14.    Fractional Rights and Fractional Shares . . . . . . . . . . . . . 29

15.    Rights of Action. . . . . . . . . . . . . . . . . . . . . . . . . 30

16.    Agreement of Right Holders. . . . . . . . . . . . . . . . . . . . 30

17.    Right Certificate Holder Not Deemed a Shareholder . . . . . . . . 31

18.    Concerning the Rights Agent . . . . . . . . . . . . . . . . . . . 32

19.    Merger or Consolidation or Change of Name of Rights Agent . . . . 32

20.    Duties of Rights Agent. . . . . . . . . . . . . . . . . . . . . . 33

21.    Change of Rights Agent. . . . . . . . . . . . . . . . . . . . . . 35

22.    Issuance of New Right Certificates. . . . . . . . . . . . . . . . 36

23.    Redemption; Exchange. . . . . . . . . . . . . . . . . . . . . . . 37

24.    Notice of Certain Events. . . . . . . . . . . . . . . . . . . . . 39

25.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

26.    Supplements and Amendments. . . . . . . . . . . . . . . . . . . . 41

27.    Successors. . . . . . . . . . . . . . . . . . . . . . . . . . . . 41

28.    Benefits of this Agreement. . . . . . . . . . . . . . . . . . . . 41

29.    Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . 42

30.    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . 42

31.    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . 42

32.    Descriptive Headings. . . . . . . . . . . . . . . . . . . . . . . 42


Exhibit A -- Form of Statement of Designation
Exhibit B -- Form of Right Certificate
Exhibit C -- Summary of Rights